As filed with the Securities and Exchange Commission on December 24, 1996.

                                     Registration No. 333-

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                   ___________

                                     FORM S-8
                              REGISTRATION STATEMENT
                         UNDER THE SECURITIES ACT OF 1933
                                   ___________

                         Consolidated Natural Gas Company
              (Exact name of registrant as specified in its charter)

            Delaware                                     13-0596475
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

                                    CNG Tower
                                625 Liberty Avenue
                       Pittsburgh, Pennsylvania  15222-3199
                                  (412) 227-1000
                      (Address Principal Executive Offices)
                                   ___________

                         Consolidated Natural Gas Company
                        1995 Employee Stock Incentive Plan
                             (Full title of the plan)
                                   ___________

                                David M. Westfall
                Senior Vice President and Chief Financial Officer
                         Consolidated Natural Gas Company
       CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania  15222-3199
                                  (412) 227-1000
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)
                                   ___________

                         CALCULATION OF REGISTRATION FEE


                                      Proposed        Proposed
                                      Maximum         Maximum
Title of Each             Amount      Offering        Aggregate     Amount of
Class of Securities       to be       Price Per       Offering      Registration
to be Registered          Registered  Share (1)(2)    Price (1)     Fee (2)

Common Stock
  ($2.75 par value)....... 4,000,000  $53.84375       $215,375,000  $65,265


(1)   Estimated solely for the purposes of computing the registration fee.





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(2)   Pursuant to Rule 457(c) and (h), the registration fee has been calculated based on the average of the high and low sales prices reported on December 17, 1996.
























































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                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

            The following documents (or portions thereof) filed by Consolidated Natural Gas Company (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

A. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and Current Report on Form 8-K dated January 23, 1996.

B. The description of the Company's Common Stock contained in the Company's Registration Statement No. 33-48881 on Form S-3.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.


Item 4.     Description of Securities.

            Not applicable.


Item 5.     Interests of Named Experts and Counsel.

            The legality of the shares of Common Stock registered hereby have been passed upon by Stephen E. Williams, Senior Vice President and General Counsel of the Company and of its subsidiary, Consolidated Natural Gas Service Company, Inc., ("Service Company") and James M. Hostetler, Jr., an Attorney of the Company. At September 30, 1996, Mr. Williams owned directly and/or beneficially 12,906 shares of the Company's common stock and has been granted pursuant and subject to the terms of the Company's long-term incentive plans, restricted stock awards of 23,554 shares and options on 125,181 shares.

Item 6.     Indemnification of Directors and Officers

            Article Fourteenth of the Company Certificate of Incorporation reads as follows:

            "FOURTEENTH. To the full extent that the General Corporation Law of the State of Delaware, as the same now exists, permits elimination



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or limitation of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            To the full extent permitted by law, all directors of the Corporation shall be afforded any exemption from liability or limitation of liability permitted by any subsequent enactment, modification or amendment of the General Corporation Law of the State of Delaware.

            Any repeal or modification of either or both of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any exemption from liability, limitation of liability, or other right of a director of the Corporation with respect to any matter occurring prior to such repeal or modification."

            The Bylaws of the Company provide as follows:

            "A.   Each person who at any time is, or shall have been a
director, officer, or employee of the Corporation, or serves or has served as a director, officer, employee, fiduciary or other representative of another company, partnership, joint venture, trust, association or other enterprise (including any employee benefit plan), where such service was specifically requested by the Corporation in accordance with (E) below, or the established guidelines for participation in outside positions (such service hereinafter being referred to as "Outside Service"), and is threatened to be or is made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is, or was, a director, officer, or employee of the Corporation or a director, officer, employee, fiduciary or other representative of such enterprise, shall be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement ("Loss") actually and reasonably incurred by him in connection with any such Proceeding to the full extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment). The Corporation shall indemnify any person seeking indemnity in connection with any Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation. With respect to any Loss arising from Outside Service, the Corporation shall provide such indemnification only if and to the extent that (i) such other company, partnership, joint venture, trust, association


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or enterprise is not legally permitted or financially able to provide such indemnification, and (ii) such Loss is not paid pursuant to any insurance policy other than any insurance policy maintained by the Corporation.

            B. The right to be indemnified pursuant to the Bylaws shall include the right to be paid by the Corporation for expenses, including attorneys' fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, or employee, in which such director, officer or employee agrees to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under applicable law.

            C. The right of any director or officer (but not employee) to be indemnified or to the reimbursement or advancement of expenses pursuant to the Bylaws (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, and (ii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

            D. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to the Bylaws shall in no way be exclusive of any other rights of indemnification or advancement to which any such director, officer or employee may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

            E. Any person who is serving or has served as a director, officer, employee or fiduciary of (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation at the time of such service, or (ii) any employee benefit plan of the Corporation or any other such corporation, shall be deemed to be doing or have done so at the request of the Corporation."

            The Delaware General Corporation Law, Section 145, provides that a Delaware corporation has power to indemnify its officers, directors, employees and agents.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and


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Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.

            The Company purchases directors' and officers' liability insurance.

Item 7.     Exemption from Registration Claimed.

            Not applicable.


Item 8.     Exhibits
          ________

            4      -    1995 Employee Stock Incentive Plan (incorporated by
                        reference to Exhibit 10(m) to the Company's Annual
                        Report on Form 10-K for the year ended December 31,
                        1995).

            *5     -   Opinion of Counsel for Consolidated Natural Gas
                        Company as to the legality of the securities being registered.

            *23(A) -   Consent of Independent Accountants.

            *23(B) -   Consent of Independent Geologists.

            *23(C) -   Consents of Stephen E. Williams and/or James M.
                        Hostetler, Jr. (included in opinion filed as Exhibit 5).

            *24        Power of Attorney.

__________

*  Filed herewith.


Item 9.     Undertakings
            ____________

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by
            section 10(a)(3) of the Securities Act of 1933;


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                     (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect
            to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do
            not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company, pursuant to the provisions described under Item 15 above, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or


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      proceeding) is asserted by such director or officer in connection with the securities being registered hereby and the Securities Exchange Commission is still of the same opinion, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.











































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                                SIGNATURES
                                __________

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 24th day of December, 1996.

                                    CONSOLIDATED NATURAL GAS COMPANY
                                                 (Registrant)


                                    By:  David M. Westfall
                                         Senior Vice President and
                                           Chief Financial Officer

































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            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                        TITLE                          DATE

D.M. WESTFALL            Senior Vice President and        December 24, 1996
                           Chief Financial Officer
                           (Principal Financial
                            Officer)

G.A. DAVIDSON, JR.       Chairman of the Board,     )
                           Chief Executive Officer  )
                           and Director (Principal  )
                           Executive Officer)       )
                                                    )
S.R. McGREEVY            Vice President, Accounting )
                           and Financial Control    )
                           (Principal Accounting    )
                           Officer)                 )
                                                    )
W.S. BARRACK, JR.        Director                   )
                                                    )
J.W. CONNOLLY            Director                   )
                                                    )
R.J. GROVES              Director                   )
                                                    )
P.E. LEGO                Director                   )
                                                    ) D.M. WESTFALL
                                                    )     December 24, 1996
M.A. McKENNA             Director                   )   As Attorney-in-Fact
                                                    )
S.A. MINTER              Director                   )
                                                    )
W.R. PEIRSON             Director                   )
                                                    )
R.P. SIMMONS             Director                   )
                                                    )
L. WYSE                  Director                   )












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                         Exhibit Index


      Exhibit No.           Exhibit
      ----------            -------

        4                - 1995 Employee Stock Incentive Plan (incorporated
                           by reference to Exhibit 10(m) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

       *5                - Opinion of Counsel for Consolidated Natural Gas
                           Company as to the legality of the securities being registered.

      *23(A)             - Consent of Independent Accountants.

      *23(B)             - Consent of Independent Geologists.

      *23(C)             - Consents of Stephen E. Williams and/or James M.
                           Hostetler, Jr. (included in opinion filed as Exhibit 5).

      *24                  Power of Attorney.

__________

*  Filed herewith.


























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